As filed with the Securities and Exchange Commission on May 25, 2022

Registration No. 333-264930

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TOUGHBUILT INDUSTRIES, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3420	46-0820877
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Mr. Michael Panosian

Chief Executive Officer

ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

Telephone: (949) 528-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Ross D. Carmel, Esq.	John J. Hart, Esq.
Philip Magri, Esq.	Ellenoff Grossman & Schole LLP
Carmel, Milazzo & Feil LLP	1345 Avenue of the Americas
55 West 39th Street, 18th Floor	New York, NY 10105
New York, NY 10018	Tel: (212) 370-1300
Tel: (212) 658-0458
Fax: (646) 838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 25, 2022

TOUGHBUILT INDUSTRIES, INC.

Up to 1,333,333 Units, Each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Up to 1,333,333 Pre-funded Units, Each Pre-funded Unit Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Placement Agent Warrants to Purchase 79,999 Shares of Common Stock

We are offering up to 1,333,333 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The offering price of the units is $ ___ per unit. The warrants included in the units have an exercise price of $ ___ per share (100% of the unit offering price), will be immediately exercisable and expire on the five year anniversary of the issuance date.

We are also offering to those purchasers, if any, whose purchase of units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units in lieu of units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded unit consists of one pre-funded warrant to purchase one share of common stock and one warrant to purchase one share of common stock. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.0001 per share. The pre-funded warrants included in the pre-funded units will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The warrant included in the pre-funded unit is in the same form as the warrant included in the unit.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis. The units and the pre-funded units will not be issued or certificated. The shares of common stock or pre-funded warrants, as the case may be, and the warrants included in the units or the pre-funded units can only be purchased together in this offering, but the securities contained in the units or pre-funded units will be immediately separable upon issuance and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants and the pre-funded warrants are also being offered by this prospectus. The registration statement of which this prospectus forms a part also registers the common stock purchase warrants to be issued to the Placement Agent and the shares of common stock issuable upon exercise thereof.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TBLT.” The last reported sale price of our common stock on May 19, 2022 was $7.50 per share. In this offering, the actual public offering price per unit or pre-funded unit, as the case may be, will be determined between us, the Placement Agent and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. There is no established public trading market for the warrants or the pre-funded warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system.

We have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent in connection with the securities offered by this prospectus. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

We have agreed to pay the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” on page 45 of this prospectus for more information regarding these arrangements. There is no minimum number of units or pre-funded units or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the units offered hereby. In addition, we have not specified a minimum number of securities or amount of proceeds and we have not established an escrow account in connection with this offering. Because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

We are a “smaller reporting company” and an “emerging growth company” as defined under the federal securities laws and, as such, we may continue to elect to comply with certain reduced public company reporting requirements in future reports.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre- Funded Unit	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us (2)	$	$	$

(1)	We have also agreed to pay the Placement Agent a management fee equal to 0.5% of the gross proceeds raised in this offering and to reimburse the Placement Agent for its non-accountable expenses in the amount of $50,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue the Placement Agent, or its designees, warrants to purchase a number of shares of common stock equal to 6.0% of the aggregate number of shares of common stock, including shares of common stock underlying the pre-funded warrants, sold in this offering with an exercise price of $___ per share, or 125% of the public offering price per share. See “Plan of Distribution” for a description of the compensation to be received by the Placement Agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

Delivery of the securities offered hereby is expected to be made on or about               , 2022, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

Prospectus dated     , 2022

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the Placement Agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” and “continue” or the negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees of future performance. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors” starting on page 15 of this prospectus and other risk factors disclosed under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on April 18, 2022 (the “2021 Form 10-K”).

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

We caution investors not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in the 2021 Form 10-K and this prospectus, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties, including those described in the 2021 Form 10-K and this prospectus. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

For more information about the risks and uncertainties the Company faces, see the section “Risk Factors” in this prospectus and “Item 1A. Risk Factors” in our 2021 Form 10-K. Forward-looking statements speak only as of the date they are made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments. We advise investors to consult any further disclosures we may make on related subjects in our annual reports on Form 10-K and other reports that we file with or furnish to the SEC.

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MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” “ToughBuilt,” the “registrant,” “we,” “our,” or “us” in this prospectus mean ToughBuilt Industries, Inc., a Nevada corporation, and its subsidiaries;

•	“year” or “fiscal year” means the Company’s fiscal year ending December 31st; and

•	all dollar or $ references refer to United States dollars.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Offering Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We were formed to design, manufacture, and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both Do-It-Yourself (“DIY”) and professional markets under the TOUGHBUILT® brand name, within the global multibillion-dollar per year tool market. All of our products are designed by our in-house design team. Since our initial launch of product sales eight years ago, we have experienced growth in annual sales from approximately $1,000,000 in 2013 to approximately $70,000,000 in 2021.

Our business is currently based on the development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike. Our three major categories contain a total of 11 product lines, consisting of (i) Soft Goods, which includes kneepads, tool bags, pouches, and toolbelts; (ii) Metal Goods, which consists of sawhorses, tool stands, and workbench; and (iii) Utility Products, which includes utility knives, aviation snips, shears, lasers, and levels. The Company also has several additional categories and product lines in various stages of development.

Our mission consists, of providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty.

We operate through the following subsidiaries: (i) ToughBuilt Industries UK Limited; (ii) ToughBuilt Mexico; (iii) ToughBuilt Amenia LLC; and (iv) ToughBuilt Brazil.

Corporate History

We were incorporated in the State of Nevada on April 9, 2012, as Phalanx, Inc. We changed our name to ToughBuilt Industries, Inc. on December 29, 2015. On September 18, 2018, we effected a 1-for-2 reverse stock split of our common stock. We consummated our initial public offering pursuant to a registration statement on Form S-1 (File No: 333- 22610) declared effective by the SEC on November 8, 2018 and became an Exchange Act reporting company pursuant to a Form 8-A (File No. 001-38739) on November 8, 2018. On April 15, 2020, we effected a 1-for-10 reverse stock split of our outstanding common stock. On April 25, 2022, we effected a 1-for-150 reverse stock split of our outstanding common stock. All share amounts and dollar amounts have been adjusted for the reverse stock splits.

Business Developments

The following highlights material business developments in our business during the fiscal year ended December 31, 2021 and during the first quarter ended March 31, 2022:

•	On February 17, 2021, we announced that we have grown our business from four stock keeping units (SKUs) to 25 SKUs with Toolstation, a Netherlands based company with over 60 stores in the Netherlands, Belgium and Luxembourg and one of the highly respected single-source suppliers of tools, accessories, and building products for professionals and serious do-it-yourselfers. These SKUs include current ranges of ToughBuilt’s steel sawhorse line, soft-sided tool storage, and kneepads and have been slotted for immediate placement in all stores and in Toolstation’s catalog;

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•	In November 2021, we launched two new product lines, ToughBuilt lasers and levels, and fully integrated with our mobile application, ToughBuilt Connect, allowing professional and DIY builders to quickly measure rooms, seamlessly upload information to a smartphone, and create shareable information with the touch of a button;

•	In December 2021, we launched a new product line, the ToughBuilt Workbench, available for purchase across our strategic global partners and buying groups servicing over 14,400 stores worldwide;

•	In August 2021, we launched a new product line, the ToughBuilt utility knives;

•	In September 2021, we launched ToughBuilt Brazil;

•

In 2021, our total revenues, net of allowances, totaled approximately $70.0 million as compared to approximately $39.4 million in 2020, including a 71% increase in online sales through Amazon.com from $7 million for 2020 to $12 million for 2021; and

•	Since the beginning of 2021, we have raised a total of approximately $87.5 million in net proceeds in registered equity offerings.

Our Products

TOUGHBUILT® manufactures and distributes an array of high-quality and rugged toolbelts, tool bags, and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications, and a variety of metal goods, including utility knives, aviation snips, shears, and digital measures such as lasers and levels. Our line of job site tools and material support products consists of a full line of miter saw and table saw stands, sawhorses/job site tables, roller stands, and workbench. All of our products are designed and engineered in the United States and manufactured in China, India, and the Philippines under our quality control supervision. We do not need government approval for any of our products.

Soft Goods

The flagship of the product line is the soft goods line that consists of over 100 variations of tool pouches, tool rigs, toolbelts and accessories, tool bags, totes, a variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breadth of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders, and more.

We have a selection of over 10 models of kneepads, some with unique patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the job site needs. They are made with superior quality using multilevel layered construction, heavy-duty webbing, and abrasion-resistant PVC rubber.

Metal Goods

Sawhorses and Work Support Products

The second major category consists of Sawhorses and Work Support products with unique designs targeted at the most discerning users in the industry. The innovative designs and construction of the more than 15 products in this category have led to the sawhorses becoming among the best sellers of the category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands, and workbench are built to very high standards. Our sawhorse/job site table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all-metal construction, and has a compact design. We believe that these lines of products will become the standard in the construction industry.

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Our Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. We believe that this approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

•	A commitment to technological innovation achieved through consumer insight, creativity, and speed to market;
•	A broad selection of products in both brand and private labels;
•	Prompt response;
•	Superior customer service; and
•	Value pricing.

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

Market

In addition to the construction market, our products are marketed to the “Do-It-Yourself” and home improvement marketplace. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. According to Statista.com1, in recent years, the U.S. home improvement industry has witnessed steady growth, and the trend is expected to continue in the near future. A significant increase occurred in 2020, mostly due to the outbreak of the coronavirus (COVID-19) pandemic and the lockdowns which ensued, leading people to stay home more often than before and take up hobbies and projects such as DIY home improvement. According to a Joint Center for Housing Studies forecast, homeowner improvements and repair expenditures were expected to reach roughly 370 billion U.S. dollars in the first quarter of 2022. Aside from the pandemic2, the rising real estate prices in many Western countries were a likely contributing factor to the increase in home improvement projects. With real estate price changes outperforming wage increases, homeowners may have opted for upgrading their homes instead of purchasing a new house.

TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have placements in Lowes, Home Depot, Menards, Bunnings (Australia), Princess Auto (Canada), Dong Shin Tool PIA (S. Korea) as well as seeking to grow our sales in global markets such as Western and Central Europe, Eastern Europe, South America, and the Middle East.

1 “Home Depot and Lowe's: average amount spent by consumers 2011-2021”; published by C. Simionato (April 26, 2022); https://www.statista.com/statistics/240861/average-amount-spent-by-consumers-at-the-home-depot-and-lowes/

2 “Home improvement projects - statistics & facts”; published by C. Simionato; (Jan 12, 2022); https://www.statista.com/topics/7899/home-improvement-projects/#topicHeader__wrapper

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Retailers by region include:

•	United States: Lowe’s, Home Depot, Menards, GM products, Fire Safety, Hartville Hardware, ORR, Pooley, YOW, Wesco, Buzzi, and Western Pacific Building Materials.
•	Canada: Princess Auto.
•	United Kingdom: Toolbank (distribution throughout the UK and online selling for Europe).
•	Australia: Kincrome, and Bunnings.
•	New Zealand: Kincrome, and Bunnings.
•	Russia: VSEInstrumenti.ru.
•	South Korea: Dong Shin Tool PIA Co., Ltd.

We are actively expanding into markets in Mexico and other Latin American countries, the Middle East, and South Africa.

We are currently in product line reviews and discussions with Home Depot Canada, Do It Best, True Value, and other major retailers both domestically and internationally. A product line review requires the supplier to submit a comprehensive proposal that includes product offerings, prices, competitive market studies, relevant industry trends, and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among fifty-six targeted countries.

New Products

Tools

In 2021, we launched the following product lines:

•	Lasers;
•	Levels;
•	Utility knives; and
•	Workbench.

Mobile Device Products

Since 2013, we have been planning, designing, engineering, and sourcing the development of a new line of ToughBuilt mobile devices and accessories to be used in the construction industry and by building enthusiasts. We are planning to have our mobile device products ready to market in 2024 at which time we intend to commence marketing and selling our mobile device products to our current global customer base. We believe that an increasing number of companies in the construction industry are requiring their employees to utilize mobile devices not just to communicate with others but to utilize the special apps that will allow the construction workers to do their job better and more efficiently. All of our mobile devices are designed and built in accordance with IP-68 and to a military standard level of durability.

Our ruggedized mobile line of products was created to place customized technology and wide varieties of data in the palm of building professionals and enthusiasts such as contractors, subcontractors, foremen, general laborers, and others. We are designing the devices, accessories, and custom apps to allow the users to plan with confidence, organize faster, find labor and products faster, estimate accurately, purchase wisely, protect themselves, workers, and their business, create and track invoicing faster and easier.

Commencing in 2024, we intend to launch the following accessories: car charger, QI charger, car mounts, and earbud pack, and we will focus on sales in the following industries: construction, industrial, military, and law enforcement and “dotcoms.” In late 2024, we intend to launch our T.55 rugged mobile phones and earbud headphones, as well as a “T-Dock,” attachable battery, tri lens camera, and tough shield cover and accessories.

In late 2024, we also intend to launch applications for our mobile phones relating to the following topics:

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1.	National building codes
2.	Inspection booking
3.	Labor ready
4.	Estimating apps & programs
5.	Structural engineers
6.	Architects
7.	Building plans
8.	Workers comp
9.	Equipment insurance
10.	Project insurance & bonds
11.	Vehicle insurance
12.	Liability insurance
13.	Umbrella insurance
14.	Collection agencies
15.	Construction loans
16.	Small business loans
17.	Job listings
18.	Tool exchange

Intellectual Property

We hold several patents and trademarks of various durations and believe that we hold or have applied for, or license all of the patent, trademark, and other intellectual property rights necessary to conduct our business. We utilize trademarks (licensed and owned) on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and our Company, and in distinguishing our goods from the goods of others. We consider our ToughBuilt®, Cliptech®, and Fearless® trademarks to be among our most valuable intangible assets. Trademarks registered both in and outside the U.S. are generally valid for 10 years, depending on the jurisdiction, and are generally subject to an indefinite number of renewals for a like period on appropriate application.

In 2019, the United States Patent and Trademark Office (USPTO) granted two new design patents (U.S. D840,961 S and US D841,635 S) that cover ToughBuilt’s ruggedized mobile devices, which are valid for a period of 15 years. We also have several patents pending with the USPTO and anticipate three or four of them to be granted in the near future.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•	reduced disclosure obligations regarding executive compensation; and
•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Available Information

Our website address is www.toughbuilt.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports, proxy and registration statements filed or furnished with the SEC, are available free of charge through our website. We make these materials available through our website as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the SEC. The reports filed with the SEC by our executive officers and directors pursuant to Section 16 under the Exchange Act are also made available, free of charge on our website, as soon as reasonably practicable after copies of those filings are provided to us by those persons. These materials can be accessed through the “Investor Relations” section of our website. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section titled “Risk Factors” included those set forth under “Risk Factors” starting on page 15 of this prospectus and other risk factors discussed under Item 1A. Risk Factors of our 2021 Form 10-K filed with the SEC on April 18, 2022 and incorporated by reference herein. Risks include, but are not limited to, the following:

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•	Our audited 2021 financial statements have been prepared on a going-concern basis and our continued operations are in doubt;
•	We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required;
•	If the hosts of third-party marketplaces limit our access to such marketplaces, our operations and financial results will be adversely affected;
•	We are highly dependent upon manufacturers in China, India, and the Philippines and an interruption in such relationships or our ability to obtain products from them could adversely affect our business and results of operations;
•	Our financial condition and results of operations for the fiscal year 2022 may be adversely affected by the coronavirus outbreak;
•	The increase in commodity prices such as fuel, plastic, and metal could negatively impact our profit margins;
•	The Company’s results of operations could be negatively impacted by inflationary or deflationary economic conditions which could affect the ability to obtain goods from our suppliers in a timely and cost-effective manner;
•	Product liability claims and other kinds of litigation could affect our business, reputation, financial condition, results of operations, and cash flows;
•	Failure to comply with privacy laws and regulations and failure to adequately protect customer data could harm our business, damage our reputation and result in a loss of customers;
•	If we are unable to protect our intellectual property rights, our reputation and brand could be impaired, and we could lose customers;
•	Existing or future government regulation could expose us to liabilities and costly changes in our business operations and could reduce customer demand for our products and services;
•	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results;
•	Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market, including the $1.00 minimum closing bid requirement;
•	As an “emerging growth company” and a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies;
•	If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline;
•	We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock; and
•	The security of our information technology systems may be compromised in the event of system failures, unauthorized access, cyberattacks, or a deficiency in our cybersecurity, and confidential information, including non-public personal information that we maintain, could be improperly disclosed.

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OFFERING SUMMARY

Units Offered by Us:

Up to 1,333,333 units on a “best efforts” basis, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, at a price of $____ per unit.

Each warrant will have an exercise price of $ ____ per share, will be immediately exercisable, and will expire on the five year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Pre-Funded Units Offered by Us:

We are also offering to those purchasers, if any, whose purchase of units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded units (each pre-funded unit consisting of one pre-funded warrant to purchase one share of common stock and one warrant to purchase one share of common stock), in lieu of units that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock.

The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the pre-funded units will be $0.0001 per share. The pre-funded warrants included in the pre-funded units will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

For each pre-funded unit we sell, the number of units we are offering will be decreased on a one-for-one basis.

This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Common Stock Outstanding Before Offering:	1,046,362 shares of common stock
Common Stock Outstanding After Offering:

2,379,695 shares of common stock (assuming the sale of all units covered by this prospectus, no sale of pre-funded units, no exercise of any warrants issued in this offering (including the Placement Agent Warrants), and no exercise of outstanding warrants or outstanding options issued under our equity incentive plans.

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Use of Proceeds:

The net proceeds from our sale of shares of our common stock and accompanying common warrants and pre-funded warrants and accompanying common warrants in this offering will be approximately $8.86 million. This is based on an assumed public offering price of $7.50 per share and accompanying warrant, which is the last reported trading price of our common stock on The Nasdaq Capital Market on May 19, 2022, after deducting the estimated Placement Agent fees and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including working capital. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the securities. Because this is a best efforts offering with no minimum amount as a condition to closing, we may not sell all or any of the securities offered hereby and, as a result, we may receive significantly less in net proceeds than we currently estimate. See “Use of Proceeds” in this prospectus.

Dividend Policy:	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends in the foreseeable future.
Risk Factors:

You should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” together with the risk factors disclosed under “Item 1A. Risk Factors” and other information included in this prospectus as well as in our 2021 Form 10-K and other materials filed and furnished with the SEC.

Nasdaq Capital Market Trading Symbol:

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “TBLT.” We do not intend to list the warrants or the pre-funded warrants on any securities exchange or nationally recognized trading system.

We also have Series A Warrants listed on the Nasdaq Capital Market under the symbol “TBLTW.” No Series A Warrants are being offered in this offering.

Assumptions Used Throughout This Prospectus

Unless otherwise stated in this prospectus, the total number of shares of common stock outstanding as of the date of this prospectus and after this offering is based on 1,015,637 shares outstanding as of May 19, 2022, assumes the sale of 1,333,333 units based on an assumed public offering price of $7.50, the last reported sales price of our shares of common stock on the Nasdaq Capital Market on May 19, 2022, and excludes the following other securities as of March 31, 2022 (as adjusted for the 1-for-150 reverse stock split on April 25, 2022):

•	83,334 shares of common stock issuable upon the conversion of 2,500 shares of Series F Convertible Preferred Stock;
•	83,334 shares of common stock issuable upon the conversion of 2,500 shares of Series G Convertible Preferred Stock;
•	281,832 shares of common stock issuable as of the date hereof upon the exercise of common stock outstanding warrants with a weighted average exercise price of $241 per share;
•	83 shares of common stock available for future issuance under the Company 2016 Equity Incentive Plan;
•	625 shares of common stock available for future issuance under the Company 2018 Equity Incentive Plan;
•	1,354 shares of common stock issuable upon the exercise of outstanding stock options and RSUs;
•	125,000 shares of common stock issuable upon the exercise of the warrants to the investors of the Series F Preferred Stock and Series G Preferred Stock for $37.65 per share;
•	shares of common stock issuable upon warrant exercised pursuant to the cashless Alternate Net Number provision contained in the warrant held by an investor and issued on November 20, 2020; and

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•	10,000 shares of common stock issuable upon the exercise of the placement agent warrants issued to the placement agent in our February 2022 registered direct offering for $37.50 per share.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded units in this offering, which, if sold, would reduce the number of units that we are offering on a one-for-one basis; (ii) no exercise of outstanding options issued under our equity incentive plans; and (iii) no exercise of any warrants issued in this offering (including the Placement Agent Warrants).

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SUMMARY FINANCIAL DATA

The following tables summarize our financial data. We derived the summary financial statement data for the three months ended March 31, 2022 and 2021 and for the fiscal years ended December 31, 2021 and 2020 set forth below from our audited financial statements and related notes contained in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the information presented below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements, the notes to those statements and the other financial information contained in this prospectus.

Summary of Operations in U.S. Dollars

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2022	2021	2021	2020
Net Revenue	$17,220,744	$12,282,255	$70,026,324	$39,433,617
Cost of Goods Sold	14,217,617	8,819,127	50,912,513	26,722,722

OPERATING EXPENSES
Selling, general and administrative	(15,934,045)	(7,949,783)	(51,434,180)	(22,191,041)
Research and development	(2,514,050)	(1,406,385)	(6,980,453)	(5,056,811)
Operating loss	(18,448,095)	(9,356,168)	(39,300,822)	(14,386,957)

OTHER INCOME (LOSS)	(3,341,030)	(160,619)	(1,774,924)	(2,961,665)

NET LOSS	(12,103,938)	(6,053,659)	(37,525,898)	(17,348,622)

Loss per common share (basic and diluted)	$(14.04)	$(13.43)	$(0.37)	$(0.68)

Balance Sheet in U.S. Dollars

	As of March 31,		As of December 31,
	2022	2021	2021	2020
	Actual	Actual	Actual	Actual
Cash	$936,822	$32,497,932	$7,472,224	$2,194,850
Total Current Assets	58,414,011	60,836,909	64,870,205	24,296,037
Total Assets	77,464,843	65,362,726	78,954,525	27,490,694

Total Current Liabilities	28,279,810	7,316,865	21,058,002	8,144,641

Total Liabilities	29,727,852	7,316,865	21,058,002	8,144,641

Additional paid-in capital	158,031,423	124,853,351	156,171,483	80,103,653

Total Stockholders Equity	$47,736,991	$65,362,726	$57,896,523	$19,346,053

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RISK FACTORS

The following is only a summary of the risks pertaining to our Company. Investment in our securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this prospectus as well as in our 2021 Form 10-K and other materials filed with the SEC and incorporated by reference herein. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute “forward-looking statements.” See “Incorporation of Certain Information by Reference” in this prospectus.

Risks Related to Our Company

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The Company has incurred substantial operating losses since its inception. As reflected in the consolidated financial statements, the Company had an accumulated deficit of approximately $98.3 million at December 31, 2021, a net loss of approximately $37.5 million for the year ended December 31, 2021, and approximately $66.2 million of net cash used in operating activities for the year ended December 31, 2021. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing will be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Although the Company believes that the net proceeds from this offering will satisfy its capital needs for the next twelve months, the Company will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to stockholders. If the Company is unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in the Company’s ability to raise capital, management believes that there is substantial doubt in the Company’s ability to continue as a going concern for the next twelve months.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.

We may not be able to generate any profit in the foreseeable future. For three months ended March 31, 2022, we have a net loss of approximately $12.1 million compared to a net loss of approximately $6.1 million for three months ended March 31, 2021. For the year ended December 31, 2021, we have a net loss of approximately $37.5 million compared to a net loss of approximately $17.3 million for the year ended December 31, 2020. Accordingly, there is no assurance that we will realize profits in fiscal 2022 or thereafter. If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern. We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use our cash balances in the short term to invest in revenue growth; however, we cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations, and cash flows. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources.”

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Risks Related to Ownership of Securities

An investment in our securities is speculative and there can be no assurance of any return on any such investment.

An investment in our securities is speculative and there can be no assurance that investors will obtain any return on their investment. Investors may be subject to substantial risks involved in an investment us, including the risk of losing their entire investment.

Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market, including the $1.00 minimum closing bid requirement.

Our failure to maintain our listing and our common stock being de-listed from Nasdaq would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate price quotations on our common stock.

For example, on May 19, 2021, the Company received a written notice from the Listing Qualifications department of Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share of the Company’s common stock (the “Minimum Bid Price Requirement”). The initial notice provided the Company 180 calendar days to regain compliance with the Minimum Bid Price Requirement. On November 16, 2021, the Company received a written letter from the Listing Qualifications department of Nasdaq notifying the Company that Nasdaq has granted the Company an additional 180 calendar days, or until May 16, 2022, to regain compliance with the requirement for the Company’s shares of common stock to maintain the Minimum Bid Price Requirement. On April 25, 2022, we effected a reverse stock split of our common stock on a one-for-150 basis as part of our plan to compliance with Nasdaq’s Minimum Bid Price Requirement. On May 9, 2022, we were notified by Nasdaq that we had regained compliance with Nasdaq’ Minimum Price Requirement.

Failure to maintain our Nasdaq listing could negatively impact us and our stockholders by reducing the willingness of investors to hold our common stock because of the resulting decreased price, liquidity and trading of our common stock, limited availability of price quotations, and reduced news and analyst coverage. These developments may also require brokers trading in our common stock to adhere to more stringent rules and may limit our ability to raise capital by issuing additional shares in the future. Delisting may adversely impact the perception of our financial condition and cause reputational harm with investors and parties conducting business with us. Additionally, if we are subject to delisting from Nasdaq, there can be no assurance that we would be able to list our common stock on another exchange in a timely fashion, if at all.

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

 The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the units and pre-funded units in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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An outstanding warrant held by an investor may be exercised through a provision in the warrant that increases the number of shares of common stock issuable thereunder as the trading price of our common stock decreases, further diluting the purchasers in this offering.

As disclosed by the Company in the Current Report on Form 8-K filed with the SEC on November 23, 2020, on November 20, 2020, the Company issued an investor (“Investor”) a warrant (the “Investor Warrant”) exercisable for 575,000 shares of common stock (38,334 shares of common stock after adjustment for the 1-for-150 reverse stock split) for $1.00 per share ($150.00 per share after adjustment for the 1-for-150 reverse stock split), subject to adjustment, until the April 19, 2024 (the “Expiration Date”). In connection with the Company’s February 2022 registered direct offering, the Company amended the Investor Warrant to be exercisable for 11,500,001 shares of common stock (76,667 shares of common stock after adjustment for the 1-for-150 reverse stock split) for an exercise price of $0.05 per share ($7.50 per share after adjustment for the reverse stock split), subject to adjustment, until the Expiration Date.

The Investor Warrant provides for a cashless exercise at the Investor’s option based on the average VWAP (as defined below) of the common stock for the twenty (20) trading days immediately prior to the time of exercise. In addition, the Investor may, in its sole discretion, elect to receive upon a cashless exercise a number of shares of common stock equal to the “Alternate Net Number,” that is defined in the Investor Warrant as being equal to 200% of the difference of (i) the quotient of (A) the product of (I) such aggregate number of Warrant Shares to be exercised hereunder pursuant to such exercise notice and (II) $150.00 (reflecting the adjustment for the 1-for-150 reverse stock split as described above), divided by (B) the Market Price, less (ii) such aggregate number of Warrant Shares to be exercised pursuant to the Investor’s exercise notice. The term “Market Price” is defined in the Investor Warrant as the higher of (i) $0.264 and (ii) the lower of (1) the closing bid price of the common stock on the trading day immediately prior to such date and (2) the volume-weighted average price (the “VWAP”) of the common stock on the trading day immediately prior to such date. As a result of a cashless exercise using the Alternate Net Number provision, the Investor is able to acquire a higher number of shares of common stock as the closing bid price or VWAP of the Company’s common stock decreases on any particular exercise date, and more shares than the Investor would otherwise be able to acquire through a cash or cashless exercise. By way of example, on May 17, 2022, the Investor exercised 525 Investor Warrants for an aggregate 20,148 shares of common stock (or approximately 38 shares of common stock per Investor Warrant exercised); and on May 23, 2022, the Investor exercised 725 Investor Warrants for an aggregate of 30,725 shares of common stock (or an average of approximately 42 shares of common stock per Investor Warrant exercised). As of the date of this prospectus, the Investor has exercised 11,975 Investor Warrants for an aggregate of 184,365 shares of common stock for an average of 15.40 shares of common stock per Investor Warrant exercised. If the closing bid price or VWAP of the common stock decreases, the Investor will receive a higher number of shares of common stock per Investor Warrant. As of the date of this prospectus, there are 64,692 Investor Warrants outstanding.

The Investor Warrant is subject to adjustment upon certain events such as distributions, and it has a full ratchet anti-dilution provision that adjusts the exercise price of the Investor Warrant in connection with issuance of securities by the Company at a price that is lower than the then-current exercise price (the “Exercise Price”) down to such lower price, except for certain exempt issuances, and in connection with the adjustment of the Exercise Price, the number of shares of common stock issuable upon the exercise of the Investor Warrant will be proportionally increased. Under this full rachet anti-dilution provision in the Investor Warrant, upon the issuance of securities comprising a unit, for example, a unit comprised of a share of common stock and a warrant to purchase a share of common stock, the consideration paid per share of common stock in the unit will equal the price of the unit minus the value of the warrant which value is defined under the provision to equal the Black-Scholes value of the warrant in the unit. Based on an assumed offering price per unit of $7.50 in this offering, the Exercise Price of the Investor Warrant will be reduced in connection with this offering based on a formula of $7.50 (the assumed offering price per unit) minus $3.42 which is the valuation of the warrant in the unit under Black-Scholes. Based on an assumed offering price of $7.50 per unit, as a result of this offering, the Exercise Price of the Investor Warrant will be reduced to $4.08 per share of common stock and the shares issuable upon the exercise of the Investor Warrant will be increased to 188,919. This increase in shares underlying the Investor Warrant will also increase the number of shares of common stock that the Investor may acquire pursuant to the cashless exercise under the Alternate Net Number provision of the Investor Warrant. To the extent that the Investor Warrant is exercised through the Alternate Net Number mechanism, the purchasers of the shares sold in this offering will experience dilution. Our stock price has been, and may continue to be, volatile.

The Investor Warrant may not be exercised to the extent that the Investor’s exercise of the Investor Warrant will result in the Investor or the Investor’s affiliates and other attribution parties beneficially owning more than 4.99% of the outstanding shares of common stock of the Company, which may be increased from time to time by the Investor up to 9.99%.

The market price of our common stock has been, and is expected to be, subject to significant volatility.

The value of our common stock may decline regardless of our operating performance or prospects. Factors affecting our market price include, but are not limited to:

•	the ongoing impacts of the COVID-19 pandemic and resulting impact on stock market performance;

•	fluctuations in our financial results or outlook, or those of companies perceived to be similar to us;

•	changes in the prices of commodities associated with our business;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	the relatively small number of outstanding shares of common stock resulting from the 1-for-150 reverse stock split effective on April 25, 2022;

•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;

•	regulatory developments;

•	litigation involving us or our general industry;

•	additions or departures of key personnel;

•	changes in general economy, industry and market conditions; and

•	prolonged disruptions in the global supply chain;

•	if we fail to maintain the listing of our common stock with a U.S. national securities exchange, the liquidity of our common stock could be adversely affected.

Recent events have caused stock prices for many companies, including ours, to fluctuate in ways unrelated or disproportionate to their operating performance. The general economic, political and stock market conditions that may affect the market price of our common stock are beyond our control. The market price of our common stock at any particular time may not remain the market price in the future.

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Furthermore, stock markets have experienced price and volume fluctuations that have affected, and continue to affect, the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rate changes and international currency fluctuations, may negatively affect the market price of our common stock.

Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business. Any insurance we maintain may not provide adequate coverage against potential losses from such securities litigation, and if claims or losses exceed our liability insurance coverage, our business would be adversely impacted. In addition, insurance coverage may become more expensive, which would harm our financial condition and results of operations.

The warrants are speculative in nature.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, except as set forth in the warrants, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Warrants not exercised prior to their expiration date will expire and have no further value after the expiration date.

The warrants may not have any value.

There can be no assurance that the market price of our shares of common stock will ever equal or exceed the exercise price of the warrants. In the event that the stock price of our shares of common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, such warrants may not have any value.

There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to create and expand business operations and launch new product lines, provide competitive compensation to attract and retain talented employees, expand sales and marketing of present and future products, continued research and development and general working capital.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

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The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The requirements of being a public company may strain our resources, divert management’s attention and affect our results of operations.

As a public company in the United States, we face increased legal, accounting, administrative, and other costs and expenses. We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. For example, Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting is not effective as defined under Section 404, we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our Company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal control over financial reporting could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, particularly if we become fully subject to Section 404 and its auditor attestation requirements, which will increase costs. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. A number of those requirements will require us to carry out activities we have not done previously. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These increased costs will require us to divert a significant amount of money that we could otherwise use to develop our business. If we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action, and potentially civil litigation.

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult in the future for us to attract and retain qualified members of our Board and qualified executive officers.

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We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements disclosure;
•	taking advantage of an extension of time to comply with new or revised financial accounting standards;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common stock or trading volume to decline.

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We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Anti-takeover provisions in our charter documents and Nevada law could discourage delay or prevent a change of control of our Company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Control Shares Acquisition Act may discourage, delay, or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition. In addition, our Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”) may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, our Articles of Incorporation and Bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board in response to a takeover attempt;
•	provide that vacancies on our Board, including newly created directorships, may be filled only by a majority vote of directors then in office, except a vacancy occurring by reason of the removal of a director without cause shall be filled by vote of the stockholders; and
•	limit who may call special meetings of stockholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

Nevada law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Nevada law also authorizes Nevada corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by Nevada law.

Prior to, and in no event not later than, the closing of the offering, we will obtain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us. There is no guarantee that such insurance coverage will protect us from any damages or loss claims filed against it.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

We may need, but be unable, to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely on revenues generated from operations to fund the cash requirements of our activities. However, there can be no assurance that we will be able to generate any significant cash from our operating activities in the future. Future financing may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

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There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the warrants will be limited.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $8.86 million, assuming a public offering price per unit of $7.50 per unit, the closing sales price per share of our common stock on the Nasdaq Capital Market on May 19, 2022, and after deducting Placement Agent fees and estimated offering expenses payable by us as described in “Plan of Distribution” and excluding the proceeds, if any, from the exercise of the warrants sold in this offering, and assuming no sales of any Pre-funded Units. However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these units or pre-funded units offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

The foregoing information is an estimate based on our current business plan. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments, and U.S. government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations, although there can be no assurance that will achieve such growth.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2022. Such information is set forth on the following basis:

•	on an actual basis; and

•	on a as adjusted basis, giving effect to the sale by us of shares at an assumed offering price of $7.50 per share, the closing sales price of our common stock on the Nasdaq Capital Market on May 19, 2022, after deducting placement agent commissions and estimated offering expenses.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the offering price and other terms of this offering determined at pricing.

	As of March 31, 2022
	Actual	As Adjusted
Cash	$936,822	$9,797,908
Short term liabilities	$28,279,810	$28,279,810
Total liabilities including lease obligations – net of current portion	$29,727,852	$29,727,852

Stockholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized, 861,997 shares issued and outstanding	$86	$219
Preferred Stock, $0.0001 par value, 5,000,000 shares authorized; 4,268 shares designated as Series C Preferred Stock, $0.0001 par value, 0 issued and outstanding at December 31, 2021; 5,775 shares designated as Series D Preferred Stock, $1,000 par value, 0 issued and outstanding at December 31, 2021; 15 shares designated as Series E Non-Convertible Preferred Stock, $0.0001 par value, 9 issued and outstanding at December 31, 2021	—	—
Additional paid-in capital	158,031,423	166,892,376
Retained earnings (deficit)	(110,294,518)	(110,294,518)

Total stockholders’ equity	$47,736,991	$56,598,077

The information above is based on 861,997 shares of our common stock outstanding as of March 31, 2022, and excludes the following:

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•	83,334 shares of common stock issuable upon the conversion of 2,500 shares of Series F Convertible Preferred Stock;
•	83,334 shares of common stock issuable upon the conversion of 2,500 shares of Series G Convertible Preferred Stock;
•	281,832 shares of common stock issuable as of the date hereof upon the exercise of common stock outstanding warrants with a weighted average exercise price of $241 per share;
•	83 shares of common stock available for future issuance under the Company 2016 Equity Incentive Plan;
•	625 shares of common stock available for future issuance under the Company 2018 Equity Incentive Plan;
•	1,354 shares of common stock issuable upon the exercise of outstanding stock options and RSUs;
•	125,000 shares of common stock issuable upon the exercise of the warrants to the investors of the Series F Preferred Stock and Series G Preferred Stock for $37.65 per share;
•	shares of common stock issuable upon warrant exercised pursuant to the cashless Alternate Net Number provision contained in the warrant held by an investor and issued on November 20, 2020; and
•	10,000 shares of common stock issuable upon the exercise of the placement agent warrants issued to the placement agent in our February 2022 registered direct offering for $37.50 per share.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded units in this offering, which, if sold, would reduce the number of units that we are offering on a one-for-one basis, (ii) no exercise of outstanding options issued under our equity incentive plans, and (iii) no exercise of any warrants or pre-funded warrants issued in this offering (including the Placement Agent Warrants).

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DESCRIPTION OF SECURITIES

The following description summarizes certain terms of our capital stock, certain provisions of our Articles of Incorporation and bylaws and certain terms of the warrants and pre-funded warrants included in this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws and the provisions of the warrants and the pre-funded warrants, copies of which are filed with the SEC as exhibits to the Registration Statement on Form S-1 of which this prospectus forms a part, and to the applicable provisions of Nevada law.

We are offering (i) __________ units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, and (ii) __________ pre-funded units, each pre-funded unit consisting of one share of common stock and one pre-funded warrant to purchase one share of common stock.

Each share of common stock and accompanying warrant included in each unit will be immediately separable upon issuance and will be issued separately, and each pre-funded warrant to purchase one share of common stock and the accompanying warrant included in each pre-funded unit will be immediately separable upon issuance and will be issued separately. The units and pre-funded units will not be issued or certificated. We are also registering the shares of common stock included in the units and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants included in pre-funded units and warrants included in the units and the pre-funded units offered hereby.

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. As of May 24, 2022, we had 1,046,263 shares of common stock issued and outstanding, and nine shares of Series E Non-Convertible Preferred Stock, 2,500 shares of Series F Convertible Preferred Stock and 2,500 shares of Series G Convertible Preferred stock issued and outstanding.

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Common Stock

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive rateably such dividends, if any, when, as, and if declared by our Board out of the Company’s assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of the Company’s affairs, holders of the common stock would be entitled to share rateably in the Company’s assets that are legally available for distribution to its stockholders. If the Company has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, the Company must pay the applicable distributions to the holders of its preferred stock before it may pay distributions to the holders of common stock.

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Series E Non-Convertible Preferred Stock

The holders of Series E Non-Convertible Preferred Stock (“Series E Preferred Stock”) are entitled to vote on all matters subject to a vote or written consent of the holders of the Company’s common stock and all capital stock of the Company having voting rights, a number of votes of each one share equal to 1% of the total number of votes that the issued and outstanding shares of common stock and all other voting securities of the Company as of any such date of determination, voting together as a single class, on a fully diluted basis, subject to applicable law and a certain blocker clause contained in the Series E Certificate of Designation, as discussed below.

Pursuant to the blocker clause in the Series E Certificate of Designation, the voting power of every holder of the Series E Preferred Stock together with such holder’s affiliates and Attribution Parties, together with any and all securities of the Company owned by such parties, is limited to 4.99% of the voting power of the Company’s outstanding capital stock. The term “Attribution Parties” is defined in the Series E Certificate of Designation to consist of the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds, or managed accounts, currently, or from time to time after the date the shares of Series E Preferred Stock are issued to the holder, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing; and (iv) any other persons whose beneficial ownership of the Company’s voting securities would or could be aggregated with the holder’s and the other Attribution Parties for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

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Series F Convertible Preferred Stock

Dividends

The holders of Series F Convertible Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting

The Series F Convertible Preferred Stock has no voting rights, except:

•

the right to vote, with the holders of common stock, as a single class, with each share of Series F Convertible Preferred Stock entitled to 3,998 votes (pre-split) per share, on the Reverse Stock Split at the special meeting of the Company’s stockholder held on April 15, 2022; and

•	otherwise, as long as any shares of Series F Convertible Preferred Stock are outstanding, the holders of the Series F Convertible Preferred Stock will be entitled to approve, by a majority vote of the then outstanding shares of Series F Convertible Preferred Stock if the Company seeks to (a) alter or change adversely the powers, preferences or rights given to the Series F Convertible Preferred Stock or alter or amend the Certificate of Designation governing the Series F Convertible Preferred Stock, (b) amend the Articles of Incorporation, as amended or other charter documents in any manner that adversely affects any rights of the holders of the Series F Convertible Preferred Stock, (c) increase the number of authorized shares of Series F Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a Liquidation, the then holders of the Series F Convertible Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series F Convertible Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion

The Series F Convertible Preferred Stock is convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation governing the Series F Convertible Preferred Stock, is determined by dividing the stated value of the Series F Convertible Preferred Stock by $30 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation governing the Series F Convertible Preferred Stock for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). Upon conversion the shares of Series F Convertible Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.

Optional Conversion

The Series F Convertible Preferred Stock can be converted at the option of the holder at any time and from time to time after the date of issuance.

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Beneficial Ownership Limitation

The Series F Convertible Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series F Convertible Preferred Stock will, as holders of Series F Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Redemption

The Series F Preferred Stock are not redeemable by the Company.

Series G Convertible Preferred Stock

Dividends

The holders of Series G Convertible Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting

The Series G Convertible Preferred Stock has no voting rights, except:

•	the right to vote, with the holders of common stock, as a single class, with each share of Series G Convertible Preferred Stock entitled to 500,000 votes (pre-split) per share, on the Reverse Stock Split at the special meeting of the Company’s stockholder held on April 15, 2022; and

•	otherwise, as long as any shares of Series G Convertible Preferred Stock are outstanding, the holders of the Series G Convertible Preferred Stock will be entitled to approve, by a majority vote of the then outstanding shares of Series G Convertible Preferred Stock if the Company seeks to (a) alter or change adversely the powers, preferences or rights given to the Series G Convertible Preferred Stock or alter or amend the Certificate of Designation governing the Series G Convertible Preferred Stock, (b) amend the Articles of Incorporation, as amended or other charter documents in any manner that adversely affects any rights of the holders of the Series G Convertible Preferred Stock, (c) increase the number of authorized shares of Series G Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a Liquidation, the then holders of the Series G Convertible Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series G Convertible Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion

The Series G Convertible Preferred Stock is convertible into common stock after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation governing the Series G Convertible Preferred Stock, is determined by dividing the stated value of the Series G Convertible Preferred Stock by $30 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation governing the Series G Convertible Preferred Stock for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). Upon conversion the shares of Series G Convertible Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.

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Beneficial Ownership Limitation

The Series G Convertible Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series G Convertible Preferred Stock will, as holders of Series G Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Redemption

The Series G Preferred Stock are not redeemable by the Company.

Warrants

Series A Warrants

In our November 2018 initial public offering and concurrent private placement, we issued units which included a total of 4,875 of Series A Warrants.

Exercisability

The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance for the Series A Warrants The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price

Exercise Limitation

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price

The weighted average exercise price per whole share of common stock purchasable upon exercise of the warrants is $7,758 per share for the Series A Warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

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Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants are entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law

The Series A Warrants and the warrant agency agreement are governed by New York law.

Warrants Offered in this Offering

The following description of the warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price. Each warrant offered hereby will have an initial exercise price per share equal to $__________ (100% of the unit offering price). The warrants will be immediately exercisable and will expire on the five year anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The warrants will be issued in certificated form.

Exercisability. The warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.

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Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the warrants, in the event of a fundamental transaction (as defined in the warrants), the holders of the warrants will be entitled to receive consideration in an amount in cash equal to the Black Scholes value of the warrants determined according to a formula set forth in the warrants, provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Pre-Funded Warrants Offered in this Offering

The following description of the pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price. Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The pre-funded warrants will be issued in certificate form. The pre-funded warrants will be issued in certificated form.

Exercisability. The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.

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Cashless Exercise. At any time, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability. Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Shareholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws, and certain provisions of the NRS could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our authorized capital includes “blank check.” Our Board has the authority to issue preferred stock in one or more class or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation, or Bylaws to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

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Advance Notice Requirements

Stockholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our stockholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of stockholders may only be called by the President or Chief Executive Officer. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our Company or our stockholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

In accordance with Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within 90 days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada which has two hundred or more stockholders, at least one hundred of whom are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

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Award Plans

The 2016 Equity Incentive Plan

The 2016 Equity Incentive Plan was adopted by the Board and approved by the stockholders on July 6, 2016. The awards per the 2016 Plan may be granted through July 5, 2026, to the Company’s employees, consultants, directors, and non-employee directors provided such consultants, directors, and non-employee directors render good faith services not in connection with the offer and sale of securities in a capital-raising transaction. The Awards issuable under the 2016 Plan consist of ISOs, NQSOs, restricted stock awards, stock bonus awards, SARs, RSUs, performance awards, and other share-based awards. The Board shall administer the 2016 Plan unless and until the Board delegates administration of the 2016 Plan to a Committee.

The initial number of shares of common stock authorized and reserved for issuance under the 2016 Plan was 12 million. The amount was subsequently reduced to 2 million due to the Company’s one-for-six reverse stock split on October 5, 2016, then to 1 million for the Company’s 1-for-2 reverse stock split on September 3, 2018, then to 100,000 shares for the Company’s 1-for-10 reverse stock split on April 15, 2020, and then to 83 per 02.03d shares due to the Company’s reverse stock split of 1-for-150 on April 25, 2022.

The 2018 Equity Incentive Plan

On July 1, 2018, the Board and the stockholders of the Company approved and adopted the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The 2018 Plan supplements, and does not replace, the existing 2016 Equity Incentive Plan. Awards may be granted under the 2018 Plan through June 30, 2023 to the Company’s employees, officers, consultants, and non-employee directors.

The Awards issuable under the 2018 Plan consist of ISOs, NQSOs, restricted stock awards, stock bonus awards, SARs, RSUs, performance awards, and other share-based awards. The Board shall administer the 2018 Plan unless and until the Board delegates administration of the 2018 Plan to a Committee.

The initial number of shares of common stock authorized and reserved for issuance under the 2018 Plan was 2 million. The amount was subsequently reduced to 1 million due to the Company’s 1-for-2 reverse stock split on September 3, 2018. On April 12, 2019, the Board and stockholders approved to increase the number of shares to 20 million and then on February 14, 2022, to 35 million. The amount was later reduced to 3.5 million as a result to the Company’s 1-for-10 reverse stock split on April 15, 2020 and then to 625 per 02.03d shares due to the Company’s reverse stock split of 1-for-150 on April 25, 2022.

Options

As of May 25, 2022, the Company had 1,354 stock options and RSUs issued and outstanding.

Warrants

As of May 25, 2022, the Company had 416,832 warrants issued and outstanding.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

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•	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

Nasdaq Capital Market

Our common stock and Series A Warrants are listed on the Nasdaq Capital Market under the symbol “TBLT” and “TBLTW,” respectively.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our common stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their common stock shares in the secondary market.

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Dividend Policy

To date we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock, warrants or pre-funded warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated April 13, 2022, we have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a reasonable best efforts basis. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with institutional investors, at such investor’s option, which purchase our securities in this offering. Investors which do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about ____________, 2022. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

The following table shows the per unit and per pre-funded unit and total Placement Agent fees we will pay in connection with the sale of the securities in this offering.

	Per Unit	Per Pre-Funded Unit
Placement Agent Fees	$	$
Total	$	$

We have agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds raised in this offering and a management fee equal to 0.5% of the gross proceeds raised in this offering. In addition, we have agreed to reimburse the Placement Agent for its non-accountable expenses in the amount of $50,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000 and for its clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $268,000.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees warrants to purchase up to 79,999 shares of common stock (which represents 6% of the aggregate number of shares of shares of common stock issued in this offering and issuable upon the exercise of the pre-funded warrants issued in this offering) with an exercise price of $____ per share (representing 125% of the public offering price per share) and exercisable for five years from the date of the commencement of sales in this offering (the “Placement Agent Warrants”). The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 6-month period following expiration or termination of our engagement of the Placement Agent.

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Right of First Refusal

We have granted to the Placement Agent the right to act as sole book-runner, sole manager, sole placement agent and/or sole agent, for any of our future public and private equity and debt offerings, including all equity linked financings, or if we finance or refinance any indebtedness, during the six-month period following the consummation of this offering.

Lock-up Agreements

We and each of our officers and directors have agreed with the Placement Agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The Placement Agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the warrants included in the units and pre-funded units that we are offering, were negotiated between us and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants included in the units and pre-funded units that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

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Other Relationships

The Placement Agent and its respective affiliates will be full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. The Placement Agent and its respective affiliates may also in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they would receive customary compensation.

The Placement Agent has acted as sales agent pursuant to the At The Market Offering Agreement, dated February 1, 2022 and has acted as placement agent for our February 2022 registered direct offering, for which it received compensation.

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “TBLT.” Our Series A Warrants are listed on the Nasdaq Capital Market under the symbol “TBLTW.”

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and incorporated by reference into this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the representatives of the Placement Agent with respect to the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

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We incorporate by reference the following documents listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 18, 2022;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 23, 2022;

•	Our Current Reports on Form 8-K filed with the SEC on February 15, 2022, February 17, 2022, February 23, 2022, April 4, 2022, April 18, 2022, April 25, 2022, April 27, 2022, and May 9, 2022;

•	Our Preliminary Proxy Statement on Schedule 14A filed with the SEC on and February 22, 2022; and

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 10, 2022 and March 4, 2022;

Information in the documents referred to above that are incorporated by reference in this prospectus were filed prior to the 1-for-150 reverse split of our common stock that was effective on April 25, 2022 and do not reflect the effects of such reverse stock split.

This prospectus forms part of a registration statement on Form S-1 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information incorporated by reference or provided in this prospectus and registration statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the respective dates thereof.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus including but limited to financial statement information and exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: ToughBuilt Industries, Inc., Attention: Martin Galstyan, CFO, 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630, martin.g@toughbuilt.com or (949) 528-3100. You may access this information https://ir.toughbuilt.com/all-sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding the issuers that file electronically with the SEC, including the Company, and can be accessed free of charge on the SEC’s website, http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at http://www.sec.gov.

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We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.toughbuilt.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

FINANCIAL STATEMENTS

See Part II. Item 8. Financial Statements and Supplementary Data of our 2021 Form 10-K. See “Incorporation of Certain Information by Reference.”

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ToughBuilt Industries, Inc.

1,333,333 Units, Each Unit Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

1,333,333 Pre-funded Units, Each Pre-funded Unit Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

Placement Agent Warrants to Purchase 79,999 Shares of Common Stock

PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is ____________, 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than Placement Agent fees, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee.

	Amount
SEC registration fee	$2,851
FINRA fee	5,113
Accountants’ fees and expenses	10,000
Legal fees and expenses	200,000	*
Miscellaneous	50,000	*
Total expenses	$267,964	*

*Estimate

Item 14. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Nevada, any officer or director of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 78.7502 of the Nevada Revised Statutes as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on the indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

In the case of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Nevada courts or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Nevada courts or such other court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the indemnitee’s conduct was unlawful.

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To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

In any placement agent agreement we enter into in connection with the sale of the securities being registered hereby, the Placement Agent will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years which were not registered under the Securities Act.

Issuance of Warrants

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on February 17, 2022, on February 15, 2022, the Company entered into the February Purchase Agreement with institutional investors named therein, pursuant to which the Company issued, in a registered direct offering, an aggregate of $5,000,000 of Preferred Stock (split evenly among Series F and Series G, the “Preferred Stock”). The shares of Preferred Stock have a stated value of $1,000 per share and are convertible, following the date of the issuance thereof, into an aggregate of 83,334 shares of common stock of the Company upon the conversion of Series F and into an aggregate of 83,334 shares of common stock of the Company upon the conversion of Series G, at a conversion price of $30 per share each. Though the Preferred Stock and the underlying shares of common stock were offered pursuant to the Second Form S-3, in a concurrent private placement, the Company also issued to such investors unregistered warrants (the “February Warrants”) to purchase up to an aggregate of 125,000 shares of the Company’s common stock, at an exercise price of $37.65 per share.

The February Warrants will be exercisable on the date that is the later of (a) the consummation of either a stockholder vote on the proposal to authorize the Board to effect a reverse stock split (the “Reverse Stock Split”) or increase the authorized shares of the Company’s common stock; and (b) six months after the date of issuance and will have a term of 5 years from the initial exercise date. The offering closed on February 15, 2022.

As compensation to Wainwright, as the exclusive placement agent in connection with the offering, the Company paid Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the February 2022 registered direct offering, plus a management fee equal to 0.5% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. The Company also issued to designees of Wainwright warrants to purchase up to 10,000 shares of Common Stock (the “Wainwright February Warrants”). The Wainwright February Warrants are exercisable for $37.50 per share and become exercisable on the date that is the later of (a) the consummation of either a stockholder vote on the proposal to authorize the Company’s Board to effect a Reverse Stock Split or increase the authorized shares of the Company’s common stock; and (b) six months after the date of issuance and will expire on February 15, 2027.

The Company received net proceeds of approximately $4,350,000 from the offering, after deducting the estimated offering expenses payable by the Company, including the fees payable to Wainwright.

The Company issued the February Warrants and the Wainwright February Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder.

Issuance of Series E Preferred Stock

As previously reported by the Company on Forms 8-K filed with the SEC on November 23, 2020 and April 1, 2021, on November 20, 2020, an institutional investor (the “Investor”) exchanged its Series A Senior Secured Convertible Note, Series B Senior Convertible Note, and common stock purchase warrants originally purchased pursuant to a Securities Purchase Agreement, dated August 19, 2019 (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Investor exchanged its securities and agreed to extinguish its first priority lien on all of the assets of the Company for (i) a cash payment of $744,972; (ii) 12,334 shares of the Company’s common stock; (iii) a warrant to purchase up to an aggregate of 3,834 shares of the common stock for $150 per share, subject to anti-dilution protection, until August 19, 2024; and (iv) nine shares of Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company. On March 26, 2021, the Company issued nine shares of such Series E Preferred Stock to the Investor. The Company issued foregoing shares of common stock, warrant and Series E Preferred Stock in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. On February 15, 2022, the number of warrant shares issuable upon the exercise of the warrant was increased to 76,667 and the exercise price was amended to $7.50 per share (as adjusted for the 1-for-150 Reverse Stock Split on April 25, 2022).

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable, or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit No.:	Description of Exhibit:	Previously Filed and Incorporated by Reference herein:	Date Filed:
1.1	At The Market Offering Agreement, dated December 7, 2020, between ToughBuilt Industries, Inc. and H.C. Wainwright & Co., LLC	Exhibit 1.1 to Registration Statement on Form S-3 (File No. 333-251185)	December 7, 2020
1.2	At The Market Offering Agreement, dated February 1, 2021, between ToughBuilt Industries, Inc. and H.C. Wainwright & Co., LLC	Exhibit 1.1 to Registration Statement on Form S-3 (File No: 333-252630)	February 2, 2021
3.1	Articles of Incorporation, dated April 9, 2012	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.2	Certificate of Amendment, dated December 29, 2015	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.3	Certificate of Change Pursuant to NRS 78.209, dated October 5, 2016	Exhibit 3.1 to Registration Statement on Form S-1	July 9, 2018
3.1.4	Certificate of Change Pursuant to NRS 78.209, dated September 13, 2018	Exhibit 3.4 to Registration Statement on Form S-1/A	September 19, 2018
3.1.5	Certificate of Designations of Class B Convertible Preferred Stock, dated October 5, 2016	Exhibit 3.3 to Registration Statement on Form S-1	July 9, 2018
3.1.6	Certificate of Amendment to the Certificate of Incorporation, dated January 17, 2020	Exhibit 3.1 to Current Report on Form 8-K	January 17, 2020
3.1.7	Certificate of Designation of Series E Non-Convertible Preferred Stock dated as of March 26, 2021	Exhibit 3.1 to Current Report on Form 8-K	April 1, 2021
3.1.8	Certificate of Designations of Series F Convertible Preferred Stock dated as of February 15, 2022	Exhibit 3.1 to Current Report on Form 8-K	February 17, 2022
3.1.9	Certificate of Designations of Series G Convertible Preferred Stock dated as of February 15, 2022	Exhibit 3.2 to Current Report on Form 8-K	February 17, 2022
3.1.10	Certificate of Amendment to the Articles of Incorporated, dated as of April 22, 2022	Exhibit 3.1 to Current Report on Form 8-K	April 22, 2022
3.2	Amended and Restated Bylaws, dated July 6, 2016	Exhibit 3.2 to Registration Statement on Form S-1	July 9, 2018
4.1	Warrant, dated November 20, 2020, issued by ToughBuilt Industries, Inc. to the Investor	Exhibit 4.1 to Current Report on Form 8-K	November 23, 2020

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Exhibit No.:	Description of Exhibit:	Previously Filed and Incorporated by Reference herein:	Date Filed:
4.2	Form of Common Warrant dated as of July 14, 2021, issued by ToughBuilt Industries, Inc. to certain purchasers	Exhibit 4.1 to Current Report on Form 8-K	July 14, 2021
4.3	Form of Placement Agent Warrant dated as of July 14, 2021, issued by ToughBuilt Industries, Inc. to H.C. Wainwright & Co., LLC	Exhibit 4.2 to Current Report on Form 8-K	July 14, 2021
4.4	Form of Common Warrant dated as of February 15, 2022, issued by ToughBuilt Industries, Inc. to certain purchasers	Exhibit 4.1 to Current Report on Form 8-K	February 17, 2022
4.5	Form of Placement Agent Warrant dated as of February 15, 2022, issued by ToughBuilt Industries, Inc. to H.C. Wainwright & Co., LLC	Exhibit 4.2 to Current Report on Form 8-K	February 17, 2022
4.6	Form of Warrant underlying Unit offered hereby	Exhibit 4.6 to Registration Statement on Form S-1	May 13, 2022
4.7	Form of pre-funded warrant underlying pre-funded unit offered hereby	Exhibit 4.7 to Registration Statement on Form S-1	May 13, 2022
4.8	Form of Placement Agent Warrant offered hereby	Exhibit 4.8 to Registration Statement on Form S-1	May 13, 2022
5.1*	Opinion of Carmel, Milazzo & Feil LLP
10.1#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Michael Panosian	Exhibit 10.3 to Registration Statement on Form S-1	July 9, 2018
10.2#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Zareh Khachatoorian	Exhibit 10.4 to Registration Statement on Form S-1	July 9, 2018
10.3#	Employment Agreement dated as of January 3, 2017 by and between ToughBuilt Industries, Inc. and Josh Keeler	Exhibit 10.6 to Registration Statement on Form S-1	July 9, 2018
10.4#	Exchange Agreement, dated November 20, 2020, between ToughBuilt Industries, Inc. and the Investor	Exhibit 10.1 to Current Report on Form 8-K	November 23, 2020
10.5	Form of Securities Purchase Agreement dated as of July 11, 2021, by and between ToughBuilt Industries, Inc. and certain purchasers	Exhibit 10.1 to Current Report on Form 8-K	July 14, 2021

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Exhibit No.:	Description of Exhibit:	Previously Filed and Incorporated by Reference herein:	Date Filed:
10.6	Form of Securities Purchase Agreement dated as of February 15, 2022, by and between ToughBuilt Industries, Inc. and certain purchasers	Exhibit 10.1 to Current Report on Form 8-K	February 17, 2022
10.7	Form of Letter Agreement dated as of February 18, 2022, between ToughBuilt Industries, Inc. and the purchasers pursuant to the Securities Purchase Agreement dated as of February 15, 2022	Exhibit 10.1 to Current Report on Form 8-K	February 23, 2022
10.8	Form of Securities Purchase Agreement	Exhibit 10.8 to Registration Statement on Form S-1	May 13, 2022
10.9	Form of Lock-up Agreement	Exhibit 10.9 to Registration Statement on Form S-1	May 13, 2022
14.1	Code of Ethics	Exhibit 14.1 to Registration Statement on Form S-1	July 9, 2018
21.1	List of Subsidiaries	Exhibit 21.1 to Current Report on Form 10-K	April 18, 2022
23.1*	Consent of Marcum LLP
23.3*	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)	Exhibit 24.1 to Registration Statement on Form S-1	May 13, 2022
99.1	Audit Committee Charter	Exhibit 99.1 to Registration Statement on Form S-1	July 9, 2018
99.2	Compensation Committee Charter	Exhibit 99.2 to Registration Statement on Form S-1	July 9, 2018
99.3	Nominating and Corporate Governance Committee Charter	Exhibit 99.3 to Registration Statement on Form S-1	July 9, 2018
99.4	Whistleblower Policy	Exhibit 99.4 to Registration Statement on Form S-1	July 9, 2018
107 *	Filing Fee Table

# Management contract or compensatory plan.

*Filed herewith

**To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Dated: May 25, 2022	/s/ Michael Panosian
Michael Panosian
President, Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Panosian	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 25, 2022
Michael Panosian

/s/ Martin Galstyan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 25, 2022
Martin Galstyan

*	Director	May 25, 2022
Robert Faught

*	Director	May 25, 2022
Linda Moossaian

*	Director	May 25, 2022
William Placke

*By:	Michael Panosian
Michael Panosian
Attorney-in-Fact

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